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As filed with the Securities and Exchange Commission on May 31, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6141 (Primary Standard Industrial Classification Code Number)	86-1052062 (I.R.S. Employer Identification Number)

26525 North Riverwoods Boulevard
Mettawa, Illinois 60045
(224) 544-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mick Forde
Senior Vice President, Deputy General Counsel—Corporate
and Assistant Secretary
HSBC Finance Corporation
26525 North Riverwoods Boulevard
Mettawa, Illinois 60045
(224) 544-2945
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John P. Tamisiea, Esq.
Eric Orsic, Esq.
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 372-2000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the safe offering. / /

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                   ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)        ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

6.676% Senior Subordinated Notes due 2021	$2,938,669,000	100%	$2,938,669,000	$341,180

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities, and is not soliciting an offer to exchange these securities, in any jurisdiction where the exchange is not permitted.

SUBJECT TO COMPLETION,
DATED MAY 31, 2011

Prospectus

HSBC Finance Corporation

Offer to Exchange $2,938,669,000 Principal Amount of Outstanding 6.676% Senior
Subordinated Notes due 2021 for $2,938,669,000 Principal Amount of 6.676% Senior
Subordinated Notes due 2021, which have been registered under the Securities Act

        We are offering to exchange new 6.676% Senior Subordinated Notes due 2021 (which we refer to as the "new notes") for an equal principal amount of our currently outstanding 6.676% Senior Subordinated Notes due 2021 (which we refer to as the "old notes") on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The CUSIP numbers for the old notes are 40429CGB2 (144A) and U4428DCD4 (Reg S).

The Exchange Offer

  •
  The exchange offer expires at            , New York City time, on                              , 2011, unless extended by us in our sole discretion.

  •
  All old notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

  •
  To exchange your old notes, you are required to make the representations described on page 26 to us.

  •
  The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  You should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes.

The New Notes

  •
  The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes and will bear a different CUSIP number from the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

  •
  The new notes will be senior subordinated unsecured obligations of HSBC Finance Corporation ("HSBC Finance") and will rank junior in right of payment to all of HSBC Finance's existing and future senior indebtedness, equally in right of payment with any of HSBC Finance's existing and future senior subordinated indebtedness, and senior in right of payment to any of HSBC Finance's existing and future indebtedness that is expressly subordinated in right of payment to the new notes.

  •
  The new notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities of HSBC Finance's subsidiaries.

  •
  The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes. The new notes will not be subject to optional redemption by HSBC Finance prior to maturity and there will be no sinking fund for the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have has agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 11 and incorporated by reference herein to read about the risks you should consider prior to tendering your old notes in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011

        None of HSBC Finance, the exchange agent, the information agent nor any of our or their respective affiliates or representatives has authorized anyone else to provide you with different information or to make any representation other than those contained in this prospectus or incorporated by reference herein. You should rely only on the information contained in this prospectus or incorporated by reference herein. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any persons to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date indicated on the front cover of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

GENERAL INFORMATION

        As used in this prospectus, "us," "we", "our" or "HSBC Finance" refers to HSBC Finance Corporation, excluding its subsidiaries and affiliates unless the context otherwise requires or unless otherwise specified.

        On December 3, 2010, we delivered an aggregate principal amount of $1,938,669,000 of old notes in exchange for the following: $607,870,000 aggregate principal amount of our 5.5% Senior Notes due January 19, 2016; $306,498,000 aggregate principal amount of our 5% Senior Notes due June 30, 2015; $75,465,000 aggregate principal amount of our 5.25% Senior Notes due January 15, 2014; $53,937,000 aggregate principal amount of our 5.25% Senior Notes due April 15, 2015; $530,620,000 aggregate principal amount of our 7.625% Senior Notes due May 17, 2032 and $222,738,000 aggregate principal amount of our 7.35% Senior Notes due November 27, 2032 pursuant to and subject to the terms of private exchange offers, plus accrued and unpaid interest on the notes that were tendered in the exchange and cash in lieu of fractional portions of notes that were issued in the exchange (the "Debt Exchange"). The Debt Exchange was conducted pursuant to Rule 144A and Regulation S of the Securities Act.

        On December 13, 2010, we issued an additional $1,000,000,000 principal amount of old notes, which were consolidated to form a single series with the notes issued in the Debt Exchange.

        The "old notes," consisting of a single series of 6.676% Senior Subordinated Notes due 2021 which were issued on December 3, 2010 and December 13, 2010, and the "new notes," consisting of the 6.676% Senior Subordinated Notes due 2021 offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the "notes."

AVAILABLE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until the exchange offer is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011; and

  •
  Current Report on Form 8-K filed May 27, 2011.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

HSBC Finance Corporation 26525 North Riverwoods Boulevard Mettawa, Illinois 60045 Attention: Corporate Secretary Telephone: (224) 544-2000

        In order to ensure timely delivery of the information, any request should be made no later than five business days before the expiration date of the exchange offer.

 ELECTRONIC DELIVERY OF DOCUMENTS

        We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company ("DTC"). You may obtain paper copies of the prospectus by contacting the exchange agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offer, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference, may contain certain statements that may be forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make or approve certain statements in future filings with the SEC, in press releases, or oral or written presentations by our representatives that are not statements of historical fact and may also constitute forward-looking statements. Words such as "may," "will," "should," "would," "could," "appears," "believe," "intends," "expects," "estimates," "targeted," "plans," "anticipates," "goal" and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to our future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on our current views and assumptions and speak only as of the date they are made.

        In addition, you should consider the risks described in "Risk Factors" in this prospectus, the information under Item 1A ("Risk Factors") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the information under Item 2 ("Management's Discussion and Analysis of Financial Conditions and Results of Operations—Risk Management") and Item 3 ("Quantitative and Qualitative Disclosures About Market Risk") in our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2011, which could also cause actual results to differ from forward-looking information. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by us that any of our plans and objectives will be achieved.

        None of HSBC Finance, the exchange agent, the information agent or any of our or their respective affiliates or representatives undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business, the exchange offer and the notes. It does not contain all of the information that is important to you. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the terms of the new notes, as well as the other considerations that are important to you in making your decision whether to participate in the exchange offer. You should pay special attention to the "Risk Factors" beginning on page 11 and the section entitled "Forward-Looking Statements" beginning on page 2.

HSBC Finance Corporation

        Our subsidiaries provide lending products to middle-market consumers in the United States, and we are the principal fund raising vehicle for the operations of our subsidiaries. We trace our origins to 1878 and operated as a consumer finance company under the name Household Finance Corporation for most of our history. On March 28, 2003, HSBC Finance Corporation, formerly known as Household International, Inc., was acquired by a wholly owned subsidiary of HSBC Holdings plc ("HSBC Holdings").

        We are an indirect wholly-owned subsidiary of HSBC North America Holdings Inc. ("HSBC North America"), a bank holding company and an indirect wholly owned subsidiary of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings' ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

        Our subsidiaries provide lending products to middle-market consumers in the United States, and we are the principal fund raising vehicle for the operations of our subsidiaries. Our lending products currently include MasterCard(1), Visa(1), American Express(1) and Discover(1) credit card receivables as well as private label receivables. We also offer specialty insurance products in the United States and Canada. Historically, we also provided several other types of loan products in the United States including real estate secured, personal non-credit card and auto finance loans as well as tax refund anticipation loans and related products, all of which we no longer originate.

(1)
MasterCard is a registered trademark of MasterCard International Incorporated (d/b/a MasterCard Worldwide); Visa is a registered trademark of Visa, Inc.; American Express is a registered trademark of American Express Company and Discover is a registered trademark of Discover Financial Services.

        In March 2010, we sold our auto finance servicing operations, including all related assets, as well as certain auto finance receivables with a carrying value of $927 million to Santander Consumer USA Inc. ("SC USA"). Under the terms of the sale agreement, we also agreed to assign our auto servicing facilities in San Diego, California and Lewisville, Texas to SC USA. In August 2010, we sold our remaining auto loan portfolio to SC USA with an outstanding principal balance of $2.6 billion at the time of sale. As a result, our Auto Finance business is now reported in discontinued operations.

        During the third quarter of 2010, the Internal Revenue Service ("IRS") announced it would stop providing information regarding certain unpaid obligations of a taxpayer (the "Debt Indicator"), which has historically served as a significant part of our underwriting process in our Taxpayer Financial Services ("TFS") business. We determined that, without use of the Debt Indicator, we could no longer offer the product that has historically accounted for the substantial majority of our TFS loan production and that we might not be able to offer the remaining products available under the program in a safe and sound manner. As a result, in December 2010, it was determined that we would not offer any tax refund anticipation loans or related products for the 2011 tax season and we exited the TFS business. As a result of this decision, our TFS business is now reported in discontinued operations.

        Until May 2008, when we sold our United Kingdom business to an affiliate, we also offered consumer loans and insurance products in the United Kingdom and the Republic of Ireland. The insurance operations in the United Kingdom were sold November 1, 2007 to Aviva plc and its subsidiaries ("Aviva") and from that time until May 2008, we distributed our insurance products in the United Kingdom through our branch network but they were underwritten by Aviva. Prior to the sale of our Canadian operations to an affiliate in November 2008, we also provided consumers several types of loan products in Canada.

Summary of the Exchange Offer

        The old notes were issued in private placement transactions exempt from registration under the Securities Act. In connection with these transactions, we entered into registration rights agreements for the benefit of the holders of the old notes. In the registration rights agreements, we agreed to offer to exchange new notes registered under the Securities Act for old notes. We also agreed to deliver this prospectus to you. In this prospectus, the old notes and the new notes are referred to together as the "notes."

        You should read the discussion under the headings "The Exchange Offer" and "Description of the New Notes" for further information regarding the new notes to be issued in the exchange offer and the discussion under the heading "The Exchange Offer—Conditions to the Exchange Offer" for further information regarding the conditions that must be satisfied or waived to consummate the exchange offer.

The Exchange Offer	We are offering to exchange up to $2,938,669,000 principal amount of the new notes for an identical principal amount of the old notes. The new notes are substantially identical to the old notes, except that:
• the new notes will have been registered under the Securities Act and, therefore, will contain no restrictive legends or transfer restrictions;
• the new notes will bear a different CUSIP number from the old notes;
• holders of the new notes will not be entitled to the rights of the holders of the old notes under the registration rights agreements; and
• the new notes will not contain any provisions regarding the payment of additional interest for failure to satisfy obligations under the registration rights agreements.
As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation that:
• it is not one of our "affiliates," which is defined in Rule 405 of the Securities Act;
• it is acquiring the new notes in the ordinary course of its business;
• it does not have any arrangement or understanding with any person to participate in a distribution of the new notes; and

• it is not engaged in, and does not intend to engage in, a distribution of the new notes.
Registration Rights
Pursuant to the registration rights agreements, we have agreed to use reasonable best efforts to consummate an offer to exchange the old notes for the new notes registered under the Securities Act, with terms substantially identical to those of the old notes (except for the provisions described above) not later than the date that is 315 days after the initial issuance of the old notes in the Debt Exchange. If we fail to satisfy our registration obligations under the registration rights agreements, including, if required, our obligation to have an effective shelf registration statement for the old notes, we will be required to pay additional interest to the holders of the old notes under certain circumstances.
No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.
Expiration Date	The exchange offer will expire at , New York City time, on , 2011, unless it is extended by us in our sole discretion.
Settlement Date	The settlement date of the offer will be promptly following the expiration date.
Conditions to the Exchange Offer
Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to assert or waive these conditions in our sole discretion. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under "The Exchange Offer—Conditions to the Exchange Offer" are not satisfied or waived.
Withdrawal Rights
You may withdraw the tender of your old notes at any time before the expiration date. Any old notes not accepted for any reason will be returned to you without expense promptly after the expiration or termination of the exchange offer.
Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.
Procedures for Tendering Old Notes	See "The Exchange Offer—Exchange Procedures."

Effect on Holders of Old Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreements. Accordingly, following the consummation of the exchange offer, there will be no increase in the interest rate on the outstanding old notes under the circumstances described in the registration rights agreements. If you do not tender your old notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the old notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of, or to pay additional interest on, the old notes under the registration rights agreements. To the extent that the old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected.
Consequences of Failure to Exchange
All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.
Material United States Federal Income Tax Consequences
The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. As a result, a U.S. holder will not be required to recognize any gain or loss as a result of an exchange of old notes for new notes. In addition, each U.S. holder will have the same tax basis and holding period in the new notes as it had in the old notes. For a more complete discussion of the U.S. federal income tax consequences of the exchange offer and the acquisition, ownership and disposition of the notes, see "Material United States Federal Income Tax Consequences."
Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Broker-Dealers	Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreements rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from us.
Exchange Agent and Information Agent
Global Bondholder Services Corporation is serving as exchange agent and the information agent in connection with the exchange offer. Its address and telephone numbers are listed in "The Exchange Offer—Exchange Agent and Information Agent."

Summary of the New Notes

        The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

        The new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes and will bear a different CUSIP number from the old notes. The new notes will evidence the same debt as the old notes and be entitled to the benefits of the indenture.

Issuer	HSBC Finance Corporation
Notes Offered	$2,938,669,000 aggregate principal amount of new notes in exchange for $2,938,669,000 aggregate principal amount of outstanding old notes.
Maturity	The new notes will mature on January 15, 2021.
Interest
The new notes will bear interest at a rate of 6.676% per annum and will be payable semi annually on each January 15, and July 15, beginning January 15, 2012 to the persons in whose names the new notes are registered on the preceding January 1 or July 1, respectively, except that interest payable at maturity shall be paid to the same persons to whom principal of the new notes is payable.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.
Ranking	The new notes will constitute senior subordinated unsecured indebtedness of HSBC Finance and will rank:

•       junior in right of payment to all existing and future senior indebtedness of HSBC Finance, which, for purposes of the indenture under which the new notes will be issued, includes indebtedness for borrowed money and all other creditors;

• equally in right of payment with any existing and future senior subordinated indebtedness of HSBC Finance;
• senior in right of payment to any existing and future indebtedness of HSBC Finance that is expressly subordinated in right of payment to the new notes; and
• structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of HSBC Finance.

As of March 31, 2011, the new notes would have been subordinated to approximately $64.5 billion of senior indebtedness outstanding, which includes $50.9 billion of long-term debt (including $3.9 billion of secured financings), $3.8 billion of commercial paper, $8.3 billion of debt owed to affiliates, and $1.5 billion of other liabilities (including $6 million of trade accounts payable and $66 million of other payables). The new notes would be structurally subordinated to the $3.9 billion of secured financings (which is included in the $50.9 billion of long-term debt referred to in the prior sentence) of the subsidiaries of HSBC Finance outstanding as of March 31, 2011.

In November 2005, HSBC Finance issued junior subordinated debt due November 30, 2035 and delivered a related guarantee, both in conjunction with the issuance of trust preferred securities by HSBC Finance Capital Trust IX (the "Trust Preferred Junior Subordinated Indebtedness"). As of March 31, 2011, $1.031 billion of Trust Preferred Junior Subordinated Indebtedness was outstanding. Due to an inconsistency between the terms of the indenture by which the Trust Preferred Junior Subordinated Indebtedness was issued in November 2005 and the terms of the indenture pursuant to which the new notes will be issued, it is unclear whether, in the event of a bankruptcy, a court of competent jurisdiction would determine the rights of the new notes to be in parity with or junior to the rights of the Trust Preferred Junior Subordinated Indebtedness. See "Risk Factors—Risks Related to the New Notes—A bankruptcy court considering the subordination provisions of the new notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the new notes" and "Description of the New Notes—Subordination."
Optional Redemption	The new notes are not subject to optional redemption by HSBC Finance prior to maturity.
Tax Redemption
Upon the occurrence of certain events relating to taxation, as a result of which we become obligated to pay additional amounts on the new notes, we may redeem the outstanding new notes in whole (but not in part), at any time, at a price equal to 100% of their principal amount plus accrued interest to, but excluding, the redemption date.
Events of Default
The only events of default under the indenture pursuant to which the new notes will be issued are certain events of bankruptcy or insolvency. Failure to pay principal of, or premium or interest on, the new notes or the failure of HSBC Finance to perform any of its other obligations under the new notes or the indenture do not constitute events of default under the indenture.

Further Issuances	HSBC Finance may, from time to time without the consent of holders of the new notes, issue additional new notes on the same terms and conditions as the new notes which additional new notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the new notes offered hereby.
Form and Denomination	The new notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.
Listing	We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes on any automated dealer quotation system.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	State of Illinois
Risk Factors
Before tendering old notes, holders should carefully consider all of the information set forth and incorporated by reference in this prospectus and, in particular, should evaluate the specific risk factors set forth under the section entitled "Risk Factors." Holders should consider carefully all of the information included or incorporated by referenced in this prospectus, including, in particular, the information under "Risk Factors" in this prospectus and the information under "Risk Factors" in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes.

Corporate Information

        The address of our principal executive office is 26525 North Riverwoods Boulevard, Mettawa, Illinois 60045 (telephone 224-544-2000).

RISK FACTORS

        Your decision whether to participate in the exchange offer will involve risk. The risks described below are intended to highlight risks that are specific to the exchange offer and the notes, but are not the only risks we face. You should be aware of, and consider carefully, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus and the documents incorporated by reference herein, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2010, including all of the risks discussed in the Risk Factors section thereof, before deciding whether to participate in the exchange offer. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements" in this prospectus.

Risks Relating to the Notes and the Exchange Offer

  You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently anticipate that we will register the old notes under the Securities Act.

  Holders of the old notes who do not tender their old notes will have no further rights under the registration rights agreements, including registration rights and the right to receive additional interest.

        Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreements or otherwise.

  The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

        If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than comparable issues of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

  Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

  There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

        The new notes will be securities for which there is no established public market. An active market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. A liquid trading market may not develop for the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected.

  Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes

        Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the New Notes

  Our obligations under the new notes will be unsecured and subordinated.

        Our obligations under the new notes will be unsecured and subordinated to all of our existing and future unsubordinated obligations. As of March 31, 2011, the new notes would have been subordinated to approximately $64.5 billion of senior indebtedness outstanding, which includes $50.9 billion of long-term debt (including $3.9 billion of secured financings), $3.8 billion of commercial paper, $8.3 billion of debt owed to affiliates, and $1.5 billion of other liabilities (including $6 million of trade accounts payable and $66 million of other payables). We may be permitted to incur substantial other indebtedness, including additional senior debt, in the future. The indenture relating to the new notes does not limit our ability to issue or incur additional debt.

  A bankruptcy court considering the subordination provisions of the new notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the new notes.

        The new notes are expressly subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance and any other creditors (including trade accounts payable creditors), whenever outstanding, except for such indebtedness which by its terms is on parity with or subordinate and junior to the new notes. The indenture under which the new notes will be issued expressly provides that the new notes are senior to junior subordinated indebtedness, which includes the Junior Subordinated Deferrable Interest Notes due November 30, 2035 issued to HSBC Capital Trust IX in the principal amount of $1,031,000,000 (the "Trust Preferred Junior Subordinated Notes"). The indenture for the Trust Preferred Junior Subordinated Notes provides that "senior indebtedness" includes indebtedness for borrowed money and all obligations issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business). In a bankruptcy of HSBC Finance, the amounts that would otherwise be received by the holders of the new notes would be applied first to the satisfaction of the "senior indebtedness" (including any portion thereof consisting of trade accounts payable). As a result, the holders of the new notes would be subrogated to the rights of the holders of "senior indebtedness" (including trade accounts payable creditors) to the extent those creditors received proceeds in the bankruptcy or plan of reorganization that would have otherwise gone to the holders of new notes but for the subordination provisions with respect to the new notes. To the extent subrogation claims of the holders of the new notes relate to claims for trade accounts payable or any other creditor claims which are not deemed to be "senior indebtedness" under the indenture for the Trust Preferred Junior Subordinated Notes these subrogation claims would rank pari passu with the Trust Preferred Junior Subordinated Notes. There is a risk that a bankruptcy court in a bankruptcy of HSBC Finance, in the exercise of its equitable discretion based on the facts and circumstances presented to it, could apply different priorities among the new notes, the trade payables and the Trust Preferred Junior Subordinated Notes on the basis that the subordination of the new notes to trade accounts payable, a category of indebtedness to which the Trust Preferred Junior Subordinated Notes, by their express terms, are not subordinated, necessitates a reformation of the subordination terms of the new notes and the Trust Preferred Junior Subordinated Notes, resulting in the Trust Preferred Junior Subordinated Notes receiving a recovery related to the trade accounts payable prior to the payment in full of the new notes. As of March 31, 2011, the trade accounts payable owed by HSBC Finance were $6 million and other payables were $66 million.

  The new notes will be structurally subordinated to debt of our subsidiaries, which will not guarantee the new notes.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the new notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. The new notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the new notes. The indenture relating to the new notes does not limit the ability of our subsidiaries to issue or incur additional debt. The new notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the new notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The new notes would be structurally subordinated to the $3.9 billion of secured financings of the subsidiaries of HSBC Finance outstanding as of March 31, 2011.

  Holders of the new notes will have limited rights if there is an event of default.

        Payment of principal on the new notes may be accelerated only in the event of certain events of bankruptcy or insolvency involving us. There is no right of acceleration in the case of default in the payment of principal or interest on the new notes or in the performance of any of our other obligations under the new notes.

  Our credit ratings and the credit ratings of the new notes may not reflect all risks of an investment in the new notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the new notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the new notes. Furthermore, because your return on the new notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the new notes. In addition, one or more independent credit rating agencies may assign credit ratings to the new notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus and the documents incorporated by reference herein, and other factors that may affect the value of the new notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

  There may not be any trading market for the new notes.

        The new notes are a new issue of securities with no established trading market, and we cannot assure you that one will develop. We do not intend to apply for listing of the new notes on a national securities exchange. HSBC Securities (USA) Inc. ("HSBC Securities") has advised us that it presently intends to make a market in the new notes after completion of the exchange offer. However, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or the pendency of any shelf registration statement, in each case, as required pursuant to the registration rights agreements. Because HSBC Securities is an affiliate of ours, the ability of HSBC Securities to make a market in the new notes will be subject to the availability of a current "market making" prospectus and applicable law. For as long as a market making prospectus is required, the ability of HSBC Securities to make a market in the new notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, HSBC Securities may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active secondary market for the new notes will develop and, even if one does, it may not be liquid and may not continue for the term of the new notes. If the secondary market for the new notes is limited, there may be few buyers if you choose to sell your new notes prior to maturity and this may reduce the price you receive.

  Upon the occurrence of certain events relating to taxation, as a result of which HSBC Finance becomes obligated to pay additional amounts on the new notes, HSBC Finance may at its option redeem the outstanding new notes in whole.

        Upon the occurrence of certain events relating to taxation, as a result of which HSBC Finance becomes obligated to pay additional amounts on the new notes, HSBC Finance may redeem the outstanding new notes in whole (but not in part), at any time, at a price equal to 100% of their principal amount plus accrued interest to, but excluding, the redemption date. See "Description of the New Notes—Payment of Additional Amounts" and "—Redemption for Tax Reasons"

  The value of your investment in the new notes may be subject to exchange rate fluctuations.

        We will pay principal and interest on the new notes in dollars. This presents certain risks relating to currency conversions if an investor's financial activities are denominated principally in a currency or currency unit (the "Investor's Currency") other than dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the dollar or revaluation of the

Investor's Currency) and the risk that authorities with jurisdiction over the Investor's Currency may impose or modify exchange controls. An appreciation in the value of the Investor's Currency relative to the dollar would decrease (1) the investor's currency equivalent yield on the new notes, (2) the investor's currency equivalent value of the principal payable on the new notes and (3) the investor's currency equivalent market value of the new notes.

        Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

  The value of your investment in the new notes may be subject to interest rate fluctuations and other economic and market factors.

        Investment in the new notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the new notes. The value of the new notes will also be affected by a number of economic and market factors that may either offset or magnify each other, including a variety of economic, financial, political, regulatory or judicial events.

  Legal considerations may restrict certain investments.

        The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each eligible holder should consult its legal advisers to determine whether and to what extent (1) the new notes are legal investments for it, (2) the new notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any of the new notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the new notes under any applicable risk-based capital or similar rules.

Risks Related to Our Business

        For a discussion of risks relating to our business, see Item 1A ("Risk Factors") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our other filings with the SEC that are incorporated into this prospectus by reference.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

RATIOS OF EARNINGS TO FIXED CHARGES
AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The data presented below is derived from the financial statements included in the documents incorporated by reference and other financial information previously filed with the SEC as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the period ended March 31, 2011 and our Current Report on Form 8-K filed with the SEC on May 27, 2011. The table should be read in conjunction with the financial statements and other financial information included in the documents incorporated by reference.

	For the Three-Month Period ended March 31,		Fiscal Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(dollars are in millions)
Income (loss) from continuing operations	$(19)	$(646)	$(1,899)	$(7,466)	$(2,608)	$(4,316)	$1,194
Income tax expense (benefit)	193	352	1,007	2,632	1,087	1,060	(674)

Income (loss) from continuing operations before income tax expense (benefit)	(212)	(998)	(2,906)	(10,098)	(3,695)	(5,376)	1,868

Fixed charges:
Interest expense	674	818	3,023	3,829	5,680	7,098	6,518
Interest portion of rentals(1)	3	5	7	37	37	59	50

Total fixed charges	677	823	3,030	3,866	5,717	7,157	6,568

Total earnings from continuing operations as defined	$465	$(175)	$124	$(6,232)	$2,022	$1,781	$8,436

Ratio of earnings to fixed charges	.69	(.21)	.04	(1.61)	.35	.25	1.28
Preferred stock dividends(2)	52	14	57	57	57	58	57
Ratio of earnings to combined fixed charges and preferred stock dividends	.64	(.21)	.04	(1.59)	.35	.25	1.27

(1)
Represents one-third of rentals, which approximates the portion representing interest.

(2)
Preferred stock dividends are grossed up to their pretax equivalents.

 SELECTED FINANCIAL DATA

        The financial information which is set forth below as of December 31, 2010 and 2009 and for the three-year period ended December 31, 2010 has been derived from, and should be read in conjunction with, our audited consolidated financial statements and notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Current Report on Form 8-K filed with the SEC on May 27, 2011, which are incorporated by reference in this prospectus. The financial information as of and for the years ended December 31, 2007 and 2006 has been derived from our audited consolidated financial statements and notes thereto, which are not incorporated by reference. The consolidated financial statements and notes thereto included in our Current Report on Form 8-K filed with the SEC on May 27, 2011, have been audited by KPMG LLP, an independent registered public accounting firm. The financial information which is set forth below as of and for the three months ended March 31, 2011 and 2010 has been derived from our unaudited consolidated financial statements and notes thereto which, in the opinion of our management, reflect all normal and recurring adjustments necessary for a fair presentation of our results for such periods. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results of operations that may be expected for any future quarters or the fiscal year ending December 31, 2011.

        All consolidated financial information presented below should be read in conjunction with the detailed information and consolidated financial statements included in the documents referred to under "Incorporation of Certain Information By Reference." All amounts are stated in millions of U.S. dollars, except share data.

        In December 2010, we determined we could no longer offer Taxpayer Financial Services ("TFS") loans in a safe and sound manner and, therefore, it was determined that we would no longer offer these loans and related products going forward. In March 2010, we sold our auto finance receivables servicing operations and certain auto finance receivables to a third party and, in August 2010, we sold the remainder of our auto finance receivable portfolio to a third party. In May 2008, we sold all of the common stock of Household International Europe Limited, the holding company for our United Kingdom business ("U.K. Operations") to HSBC Overseas Holdings (UK) Limited ("HOHU"), an affiliate of HSBC Holdings. In November 2008, we sold all of the common stock of HSBC Financial Corporation Limited, the holding company of our Canadian business ("Canadian Operations") to HSBC Bank Canada, an HSBC affiliate. As a result, our former U.K. and Canadian Operations and our TFS and Auto Finance businesses are now reported as discontinued operations for all periods presented. The selected financial data presented below excludes the results of our discontinued operations for all periods presented unless otherwise noted.

	For the Three-Month Period ended March 31,		For the fiscal year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
Statement of Income (Loss)
Net interest income	$922	$1,127	$4,185	$5,058 (1)	$7,936	$8,857	$8,563
Provision for credit losses	782	1,864	6,180	9,650 (1)	12,410	9,930	5,572
Other revenues excluding the change in value of fair value optioned debt and related derivatives	554	468	1,826	2,837	2,791	4,330	4,376
Change in value of fair value optioned debt and related derivatives	(29)	133	741	(2,125)	3,160	1,270	—
Operating expenses, excluding goodwill and other intangible asset impairment charges	877	862	3,478	3,910	4,843	5,702	5,499
Goodwill and other intangible asset impairment charges	—	—	—	2,308	329	4,201	—

Income (loss) from continuing operations before income tax benefit (expense)	(212)	(998)	(2,906)	(10,098)	(3,695)	(5,376)	1,868
Income tax benefit (expense)	193	352	1,007	2,632	1,087	1,060	(674)

Income (loss) from continuing operations	(19)	(646)	(1,899)	(7,466)	(2,608)	(4,316)	(1,194)
Income (loss) from discontinued operations, net of tax	(2)	43	(17)	16	(175)	(590)	249

Net income (loss)	$(21)	$(603)	$(1,916)	$(7,450)	$(2,783)	$(4,906)	$1,443

	As of March 31,	As of December 31,
	2011	2010	2009	2008	2007	2006
	(unaudited)
Balance Sheet Data
Total assets	$74,600	$76,336	$89,645	$120,118	$141,770	$155,279
Receivables:
Real estate secured(2)	47,216	$49,336	$59,535	$71,666	$84,381	$92,592
Credit card(3)	9,249	9,897	11,626	13,231	30,091	27,499
Private label	—	—	—	65	147	289
Personal non-credit card(2)	6,506	7,117	10,486	15,568	18,045	18,244
Commercial and other	26	33	50	93	144	181

Total receivables	$62,997	$66,383	$81,697	$100,623	$132,808	$138,805

Credit loss reserves(1)	$5,710	$6,491	$9,091	$12,030	$10,127	$5,980
Receivables held for sale:
Real estate secured	$5	$4	$3	$323	$80	$1,741
Credit card	—	—	—	13,571	—	—

Total receivables held for sale(4)	$5	$4	$3	$13,894	$80	$1,741

Real estate owned	$847	$962	$592	$885	$1,008	$661
Commercial paper and short-term borrowing	3,750	3,156	4,291	9,639	7,725	10,797
Due to affiliates(5)	8,279	8,255	9,043	13,543	11,359	10,887
Long-term debt	52,035	54,616	68,880	88,048	115,700	120,159
Preferred stock	1,575	1,575	575	575	575	575

Common shareholder's equity(6)	6,149	6,145	7,804	12,862	13,584	19,515

	For the Three- Month Period ended March 31,	For the fiscal year ended December 31,
	2011	2010		2009		2008	2007	2006
	(unaudited)
Selected Financial Ratios
Return on average assets	(.10)%	(2.23)%		(7.45)%		(1.98)%	(2.74)%	.82%
Return on average common shareholder's equity	(3.29)	(27.70)		(68.41)		(19.76)	(26.19)	6.50
Net interest margin	5.12	5.23		5.08		6.24	6.32	6.41
Efficiency ratio	59.46	50.39		108.04		36.33	67.99	41.36
Consumer net charge-off ratio	9.67	11.98	(7)	13.59	(7)	7.90	4.23	2.72
Consumer two-month-and-over contractual delinquency	12.92	14.41		14.74	(8)	13.19	8.08	4.67
Reserves as a percent of net charge-offs	91.3	73.9	(7)	72.2	(7)(8)	136.4	175.8	168.0
Reserves as a percent of receivables	9.06	9.78		11.13	(8)	11.96	7.63	4.31
Reserves as a percent of nonperforming loans	87.7	88.5		102.4	(8)	110.0	125.3	121.6
Reserves as a percent of two-months-and-over contractual delinquency	70.2	67.9		75.5	(8)	79.7	94.5	91.2
Common and preferred equity to total assets	10.35	10.09		8.86		10.27	8.56	11.21
Tangible common equity to tangible assets(9)	7.70	7.37		7.60		6.68	6.09	6.11

(1)
In December 2009, we implemented changes to our charge-off policies for real estate secured and personal non-credit card receivables. As a result of these changes, real estate secured receivables are written down to net realizable value less cost to sell generally no later than the end of the month in which the account becomes 180 days contractually delinquent and personal non-credit card receivables are charged-off generally no later than the end of the month in which the account becomes 180 days contractually delinquent. These changes resulted in a reduction to net interest income of $351 million and an increase to our provision for credit losses of $1 million which collectively increased our loss before tax by $352 million and our net loss by $227 million in 2009. These changes also resulted in a significant reduction in our credit loss reserve levels. See "Executive Overview" and "Credit Quality" in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations," ("MD&A") in our Form 10-K for the fiscal year ended December 31, 2010, as well as Note 8, "Changes in Charge-off Policies During 2009," in our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Current Report on Form 8-K filed with the SEC on May 27, 2011, for additional discussion.

(2)
The overall trend in real estate secured and personal non-credit card receivables reflects our decision to reduce the size of our balance sheet and lower our risk profile beginning in 2007, including the decision in 2007 to discontinue correspondent channel acquisitions by our Mortgage Services business as well as the decision in late February 2009 to discontinue new customer account originations of all products in our Consumer Lending business. For further discussion of the trends in our real estate secured and personal non-credit card receivable portfolios, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Receivables Review" in our Form 10-K for the fiscal year ended December 31, 2010.

(3)
The trend in credit card receivables in 2010 and 2009 reflects the continued impact of numerous actions taken to manage risk, reduced consumer spending and, in 2010, an increased focus and ability on the part of consumers to reduce outstanding credit card debt. The trend in credit card receivables in 2008 reflects the transfer of receivables with an outstanding principal balance of $14.7 billion at the time of transfer to receivables held for sale. For further discussion of the trends in our credit card receivable portfolio, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Receivables Review" in our Form 10-K for the fiscal year ended December 31, 2010.

(4)
The decrease in receivables held for sale largely reflects the sale in January 2009 of credit card receivables with an outstanding principal balance of $12.4 billion at the time of sale.

(5)
As of December 31, 2010, 2009, 2008, 2007 and 2006, we received a cumulative total of $46.5 billion, $55.0 billion, $45.1 billion, $41.0 billion and $40.3 billion, respectively, in HSBC Holdings related funding. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Form 10-K for the fiscal year ended December 31, 2010 for further discussion.

(6)
In 2010, 2009, 2008 and 2007, we received capital contributions of $200 million, $2.7 billion, $3.5 billion and $950 million, respectively, from HSBC Investments (North America) Inc. to support ongoing operations and to maintain capital at levels we believe are prudent in the current market conditions.

(7)
The net charge-off ratio for 2010 and 2009 and the ratio of reserves as a percentage of net charge-offs for 2009 are not comparable to the historical periods as comparability has been impacted by the aforementioned charge-off policy changes implemented in December 2009 for real estate secured and personal non-credit card receivables. Charge-off for these receivables under the revised policy is recognized sooner for these products beginning in 2009 than during the historical periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Credit Quality" in our Form 10-K for the fiscal year ended December 31, 2010 for discussion of these ratios and related trends.

(8)
The aforementioned charge-off policy changes implemented in December 2009 significantly impacted these ratios and the comparability of such ratios to prior periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Credit Quality" in our Form 10-K for the fiscal year ended December 31, 2010 for discussion of these ratios and related trends as well as the 2009 ratios excluding the impact of the December 2009 charge-off policy changes referred to above. Reserve ratios for all periods exclude loan portfolios which are considered held for sale as these receivables are carried at the lower of cost or fair value with no corresponding credit loss reserves.

(9)
Tangible common equity to tangible assets is a non-U.S. GAAP financial ratio that is used by HSBC Finance management, certain rating agencies and our credit providing banks as a measure to evaluate capital adequacy and may differ from similarly named measures presented by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Basis of Reporting" in our Form 10-K for the fiscal year ended December 31, 2010 for additional discussion on the use of non-U.S. GAAP financial measures and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Reconciliations to U.S. GAAP Financial Measures" for quantitative reconciliations to the equivalent U.S. GAAP basis financial measure.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        The old notes were issued in transactions exempt from registration under the Securities Act. Accordingly, the old notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreements, we agreed to file a registration statement with the SEC relating to the exchange offer and upon effectiveness of the exchange offer registration statement, commence the exchange offer. We must use reasonable best efforts to consummate such exchange offer not later than 315 days following December 3, 2010 (or if such 315th day is not a business day, the next succeeding business day) (the "exchange date").

        In addition, we have agreed to keep the exchange offer open for at least 20 business days, or longer if required by applicable federal and state securities laws, after the date notice of the exchange offer is mailed to the holders of the old notes. The new notes are being offered under this prospectus to satisfy our obligations under the registration rights agreements.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

        Each broker-dealer that receives new notes for its own account in the exchange must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivery a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

The Exchange Offer

        Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $1,000 and higher integral multiples of $1,000 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

  •
  the new notes will have been registered under the Securities Act and, therefore, will contain no restrictive legends or transfer restrictions;

  •
  the new notes will bear a different CUSIP number from the old notes;

  •
  holders of the new notes will not be entitled to some of the rights of the holders of the old notes under the registration rights agreements, which rights will terminate on completion of the exchange offer; and

  •
  the new notes will not contain any provisions regarding the payment of additional interest.

        The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture.

        The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

        Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from us), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an

"underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company; (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and (3) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

        Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreements rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from HSBC Finance.

Shelf Registration Statement

        Pursuant to the registration rights agreements, we agreed, in the event that (i) due to a change in law or in applicable interpretations of the staff of the SEC, we determine upon the advice of our counsel that we are not permitted to effect the registered exchange offer, (ii) any holder of old notes notifies us that it is not eligible to participate in the exchange offer, or (iii) for any other reason, the registered exchange offer is not completed within 315 days after December 3, 2010, we will, at our cost:

  •
  promptly, but not more than 60 days after so required or requested pursuant to the registration rights agreement, file with the SEC a shelf registration statement (the "Shelf Registration Statement") covering resales of the old notes and thereafter use our reasonable best efforts to cause such the shelf registration statement to become effective under the Securities Act; and

  •
  use our reasonable best efforts to keep such Shelf Registration Statement effective for a period of two years from December 3, 2010 or such shorter time that all old notes eligible to be sold under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

        For each relevant holder, we agreed to (i) provide copies of the prospectus that is part of the Shelf Registration Statement; (ii) notify each such holder when the Shelf Registration Statement has been filed and when it has become effective; and (iii) take certain other actions as are required to permit unrestricted resales of the old notes.

        A holder that sells old notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of the old notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have that holder's old notes included in the Shelf Registration Statement and to benefit from the provisions set forth below under "—Additional Interest."

Additional Interest

        Pursuant to the registration rights agreements, we agreed, that in the event of the occurrences listed below, we will be required to pay additional interest to the holders of the old notes affected thereby, and additional interest will accrue on the principal amount of the old notes affected thereby, in addition to the stated interest on the old notes, from and including the date on which any Registration Default (as defined herein) shall occur to, but not including, the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 1.00% per annum thereafter.

        Additional interest will accrue in the event of the following:

  •
  an exchange offer registration statement is not filed with the SEC on or prior to 180 days after December 3, 2010;

  •
  an exchange offer registration statement is not declared effective by the SEC on or prior to 270 days after December 3, 2010;

  •
  neither the registered exchange offer is completed nor the Shelf Registration Statement, if applicable, has become effective within 315 days of December 3, 2010;

  •
  an exchange offer registration statement has become effective but ceases to be effective or usable prior to the consummation of the registered exchange offer (unless such ineffectiveness is cured within the 270-day period described above); or

  •
  the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for more than 90 days, whether or not consecutive, during any twelve-month period (each such event referred to in this bullet point and any of the previous four bullet points a "Registration Default").

        Following the cure of all Registration Defaults, the accrual of additional interest on the old notes will cease and the interest rate will revert to the applicable original rate on the old notes. Any additional interest will be the exclusive remedy, monetary or otherwise, available to any holder of affected old notes with respect to any registration default.

        Pursuant to the registration rights agreements, a holder of old notes is deemed to have agreed to be bound by the provisions of the registration rights agreements whether or not the holder has signed the registration rights agreements.

        The summary of the provisions of the registration rights agreements contained in this prospectus does not contain all of the terms of the agreement. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration rights agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Expiration Date; Extensions; Termination; Amendments

        The expiration date of the exchange offer is                        , New York City time, on                        , 2011, unless we, in our sole discretion, extend the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to Global Bondholder Services Corporation, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

        The settlement date of the offer will be promptly following the expiration date.

        We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes promptly. Unless we terminate the exchange offer prior to        New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

        If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        This prospectus and the letter of transmittal and other relevant materials will be mailed to record holders of old notes.

Exchange Offer Procedures

        The tender to HSBC Finance of old notes according to one of the procedures described below will constitute an agreement between that holder of old notes and HSBC Finance in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    A holder of an old note may tender it by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering it, together with the certificate or certificates representing the old notes being tendered and any required signature guarantees, or a timely confirmation of a book-entry transfer according to the procedure described below, to the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

        If tendered old notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted old notes are to be issued, and any untendered old notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes should contact the holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender the old notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the old notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the old notes. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account for the old notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent has already established an account with the book-entry facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing a book-entry transfer facility to transfer the old notes into one of the exchange agent's accounts at the book-entry transfer facility in accordance with the facility's ATOP procedures for transfer. The exchange for the old notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. However, although delivery of old notes may be effected through book-entry transfer, unless an agent's message is received by the exchange agent in compliance with ATOP, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described herein are true and correct.

        The method of delivery of old notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Unless old notes being tendered by delivery of the certificate or certificates representing the old notes and any required signature guarantees or a timely confirmation of a book-entry transfer are deposited with the exchange agent prior to the expiration date, accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may reject the tender.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the old notes or a timely confirmation of a book-entry transfer is received by an exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of HSBC Finance, the exchange agent or the information agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to HSBC Finance and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

  •
  it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

  •
  when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of new notes in exchange shall constitute performance in full of our obligations under the registration rights agreements and that we will have no further obligations or liabilities under the registration rights agreements, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering old notes, the transferor certifies that:

  •
  it is not an affiliate of HSBC Finance within the meaning of Rule 405 under the Securities Act;

  •
  it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and

  •
  it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

        Each broker-dealer that receives new notes for its own account in the exchange must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivery a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        In addition, each holder of old notes acknowledges and agrees that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreements rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from HSBC Finance.

Withdrawal Rights

        Old notes tendered in the exchange offer may be withdrawn at any time before                        , New York City time, on the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under "—Exchange Agent." Any notice of withdrawal must:

  •
  state the name of the registered holder of the old notes;

  •
  state the principal amount of old notes delivered for exchange;

  •
  state that the holder is withdrawing its election to have those old notes exchanged;

  •
  specify the principal amount of old notes to be withdrawn, which must be an authorized denomination;

  •
  specify the certificate numbers of old notes to be withdrawn; and

  •
  be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes being withdrawn.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be either:

  •
  returned to the holder without cost to that holder; or

  •
  in the case of old notes tendered by book-entry transfer into the applicable exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those old notes will be credited to an account maintained with the book-entry transfer facility for the old notes, in either case promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "—Exchange Offer Procedures" above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of old notes validly tendered and not withdrawn and the issuance of the new notes will be made on the settlement date. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes when, as and if we had given written notice of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving new notes from us and causing the old notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted old notes will be made by the exchange agent promptly after acceptance of the tendered old notes. Old notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of old notes tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the exchange offer before the expiration date, these non-exchanged old notes will be credited to the applicable exchange agent's account promptly after the exchange offer is terminated.

Conditions to the Exchange Offer

        The exchange offer will not be subject to any conditions, other than:

  •
  that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or SEC policy;

  •
  the due tendering of old notes in accordance with the exchange offer; and

  •
  that each holder of the old notes exchanged in the exchange offer shall furnish, upon our request, prior to the consummation of the exchange offer, a written representation to us (which is contained in the letter of transmittal accompanying this prospectus) to the effect that (A) it is not an affiliate of HSBC Finance within the meaning of Rule 405 under the Securities Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in such exchange offer and (C) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

        The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

  •
  the registration statement of which this prospectus constitutes a part; or

  •
  the qualification of the indenture under the Trust Indenture Act.

Exchange Agent and Information Agent

        Global Bondholder Services Corporation has been appointed as the exchange agent and information agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below:

Deliver to:
Global Bondholder Services Corporation, Exchange Agent

By Mail, Overnight Courier or Hand Delivery: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, New York 10006 Attn: Corporate Actions	By Facsimile (for eligible institutions only): (212) 430-3775/3779 (provide call-back telephone number on fax cover sheet for confirmation) Confirm by Telephone: (212) 430-3774

        Questions, requests for assistance and requests for additional copies of this prospectus and the related letter of transmittal may be directed to the Information Agent at the address or telephone number set forth below:

Global Bondholder Services Corporation, Information Agent
65 Broadway—Suite 404
New York, New York 10006
Attn: Corporate Actions

Toll-free: (866) 612-1500
Banks and Brokers Call: (212) 430-3774

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and information agent, printing, accounting and legal fees and SEC filing fees, will be paid by us and are estimated at approximately $500,000.

Appraisal Rights

        Holders of old notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        We will record the new notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for original notes. We will recognize the expenses incurred in connection with the issuance of the new notes as of the date of the exchange.

Other

        Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered old notes according to the terms of this exchange offer, we will have fulfilled a covenant contained in the terms of the old notes and the registration rights agreements. Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights, and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreements which by their terms terminate and cease to have further effect as a result of the making of this exchange offer.

        All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. We do not intend to register the old notes under the Securities Act.

        In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW NOTES

General

        The new notes will constitute senior subordinated unsecured debt of HSBC Finance and will be issued under an Indenture, dated as of December 17, 2008, as supplemented by a First Supplemental Indenture, dated as of December 3, 2010, between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (as so supplemented, the "Indenture"). The new notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of Illinois, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

        The new notes are not subject to redemption by HSBC Finance prior to maturity unless certain events occur involving U.S. taxation. See "Description of the New Notes—Redemption for Tax Reasons."

        The new notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. At maturity, the amount due and payable on the new notes will be equal to 100% of their principal amount outstanding, together with interest accrued but unpaid thereon to such maturity date.

        The new notes will initially be issued in book-entry form. Definitive notes will only be issued in the limited circumstances described under "Book-Entry Procedures." Any new notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples of $1,000 in excess thereof, in the amount of each holder's registered holdings. Any new notes so issued will be registered in such names, and in such denominations, as the depositary for the new notes shall request. Such new notes may be presented for registration of transfer or exchange at the office of the Trustee in New York, New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive notes.

        The new notes will be HSBC Finance's unsecured senior subordinated obligations and will rank:

  •
  junior in right of payment to all of the existing and future senior indebtedness of HSBC Finance, which, for purposes of the Indenture under which the new notes will be issued, includes indebtedness for borrowed money and all other creditors;

  •
  equally in right of payment with any existing and future senior subordinated indebtedness of HSBC Finance;

  •
  senior in right of payment to any existing and future indebtedness of HSBC Finance that is expressly subordinated in right of payment to the new notes; and

  •
  structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of HSBC Finance.

        As of March 31, 2011, the new notes would have been subordinated to approximately $64.5 billion of senior indebtedness outstanding, which includes $50.9 billion of long-term debt (including $3.9 billion of secured financings), $3.8 billion of commercial paper, $8.3 billion of debt owed to affiliates, and $1.5 billion of other liabilities (including $6 million of trade accounts payable and $66 million of other payables). The new notes would be structurally subordinated to the $3.9 billion of secured financings (which is included in the $50.9 billion of long-term debt referred to in the prior sentence) of the subsidiaries of HSBC Finance outstanding as of March 31, 2011.

Interest

        The new notes will bear interest at a rate of 6.676% per annum and will be payable semi-annually on each January 15, and July 15, beginning January 15, 2012 to the persons in whose names the new notes are registered on the preceding January 1 or July 1, respectively, except that interest payable at maturity shall be paid to the same persons to whom principal of the new notes is payable.

        With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

        In the event any principal of or interest on the new notes is due on a day other than a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the date such principal or interest is due, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law or executive order to close. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30 day months.

Subordination

        The new notes are subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance and any other creditors, whenever outstanding, except for such indebtedness which by its terms is on parity with or subordinate and junior to new notes. The indebtedness of HSBC Finance to which the new notes are subordinate and junior being hereinafter called "senior indebtedness." HSBC Finance is not directly limited in its ability to issue additional senior indebtedness.

        In November 2005, HSBC Finance issued junior subordinated debt due November 30, 2035 and delivered a related guarantee, both in conjunction with the issuance of trust preferred securities by HSBC Finance Capital Trust IX (the "Trust Preferred Junior Subordinated Indebtedness"). As of March 31, 2011, $1.031 billion of Trust Preferred Junior Subordinated Indebtedness was outstanding. Due to an inconsistency between the terms of the indenture by which the Trust Preferred Junior Subordinated Indebtedness was issued in November 2005 and the terms of the Indenture pursuant to which the new notes will be issued, it is unclear whether, in the event of a bankruptcy, a court of competent jurisdiction would determine the rights of the new notes to be in parity with or junior to the rights of the Trust Preferred Junior Subordinated Indebtedness. See "Risk Factors—Risks Related to the New Notes—A bankruptcy court considering the subordination provisions of the new notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the new notes."

        In the event of any involuntary or voluntary event of insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to HSBC Finance as a whole, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the new notes are entitled to receive any payment on account of principal or interest upon the new notes, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indenture upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the new notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the new notes, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

        Holders of the new notes and the Trustee, by their acceptance of the new notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have under the Indenture.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. is trustee under other indentures of HSBC Finance under which outstanding senior unsecured debt securities of HSBC Finance have been or may be issued. HSBC Finance maintains banking relationships with affiliates of The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. or affiliates thereof may also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Satisfaction, Discharge, and Defeasance of the Indenture and New Notes

        If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of new notes an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on the new notes on the dates such payments are due in accordance with the terms of the new notes through their maturity, and if HSBC Finance has paid or caused to be paid all other sums payable by it under the Indenture, then HSBC Finance will be deemed to have satisfied and discharged the entire indebtedness represented by the new notes and all of the obligations of HSBC Finance under the Indenture, except as otherwise provided in the Indenture. In the event of any such defeasance, holders of the new notes would be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their new notes.

        For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the new notes for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of the new notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their new notes. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

        Any defeasance requires the prior written consent of The Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Financial Services Authority of the United Kingdom (the "FSA") (unless such approval is not required at the time established for defeasance).

Modification of the Indenture

        The Indenture provides that the holders of not less than a majority in principal amount of each series of senior subordinated notes at the time outstanding under the Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series. However, no such supplemental indenture, without the consent of the holder of each outstanding senior subordinated note affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any senior subordinated note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the senior subordinated notes, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in the Indenture.

        The Indenture may be amended or supplemented without the consent of any holder of senior subordinated notes under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the new notes of any series; (ii) to evidence the succession of another corporation to HSBC Finance and to provide for the assumption of all the obligations of HSBC Finance under the senior subordinated notes and the Indenture by such corporation; (iii) to provide for uncertificated senior subordinated notes in addition to certificated senior subordinated notes; (iv) to make any change that does not adversely affect the rights of holders of senior subordinated notes issued thereunder; (v) to provide for a new series of senior subordinated notes; or (vi) to add to rights of holders of senior subordinated notes or add additional events of default.

        Material variations in the terms and conditions of any series of the senior subordinated notes, including modifications relating to subordination, redemption and events of default may require the consent of the FSA and the Federal Reserve Bank.

Successor Entity

        HSBC Finance may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of HSBC Finance under the Indenture terminate.

Events of Default

        The only events of default under the Indenture are certain events of bankruptcy or insolvency. Failure to pay principal of, or premium or interest on, the new notes or the failure of HSBC Finance to perform any of its other obligations under the new notes or the Indenture do not constitute events of default under the Indenture. HSBC Finance is required to file with each Trustee annually a certificate as to the absence of certain defaults under the Indenture.

        If an event of default with respect to the new notes outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the new notes by notice as provided in the Indenture may declare the principal amount of all the new notes to be due and payable immediately. At any time after a declaration of acceleration with respect to new notes has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding new notes may, under certain circumstances, rescind or annul such declaration of acceleration.

        The holders of not less than a majority in principal amount of the outstanding new notes may, on behalf of all holders of new notes, waive any past default under the Indenture and its consequences with respect to new notes, except a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding senior subordinated note of such series affected.

        The Indenture provides that the Trustee may withhold notice to holders of new notes of any default, if it considers it in the interest of holders of new notes to do so.

        Holders of new notes may not enforce the Indenture except as provided therein. The Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee will not be required to comply with any request or direction of holders of new notes pursuant to the Indenture unless offered indemnity reasonably satisfactory to it against costs and liabilities which might be incurred by the Trustee as a result of such compliance.

        Under the Indenture, upon non-payment of principal or 30 days after non-payment of interest, the Trustee on behalf of the holders of new notes or any holder may institute bankruptcy or other insolvency proceedings against HSBC Finance.

Listing

        The new notes are a new issue of securities with no established trading market, and we cannot assure you that a trading market for the new notes will develop. HSBC Finance does not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes on any automated dealer quotation system.

Further Issues

        HSBC Finance may from time to time, without notice to or the consent of the registered holders of the new notes, create and issue further notes ranking pari passu with the new notes and with identical terms in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes.

Payment of Additional Amounts

        HSBC Finance will, subject to the exceptions and limitations set forth below, pay as additional interest on the new notes, such additional amounts ("Additional Amounts") as are necessary in order that the net payment by HSBC Finance or a paying agent of the principal of and interest on the new notes to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the new notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

  (1)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, partner, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  (a)
  being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

  (b)
  having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

  (c)
  being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

    (d)
    being or having been a "10-percent shareholder" of HSBC Finance as defined in section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision;

    (e)
    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

    (f)
    having made an election the effect of which is to make the payment of principal of or interest on the new notes subject to United States federal income tax;

  (2)
  to any holder that is not the sole beneficial owner of the new notes, or a portion thereof, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such new notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by HSBC Finance or a paying agent from the payment;

  (5)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  (6)
  to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

  (7)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any new notes, if such payment can be made without such withholding by any other paying agent; or

  (8)
  in the case of any combination of the above.

        The new notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Description of the New Notes—Payment of Additional Amounts" and under the heading "Description of the New Notes—Redemption for Tax Reasons," HSBC Finance shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

        As used herein under the headings "Description of the New Notes—Payment of Additional Amounts" and "Description of the New Notes—Redemption for Tax Reasons," the term "United States" means the United States of America (including the States and the District of Columbia). "Non-United States person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Code.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after October 28, 2010, HSBC Finance becomes or, based upon a written opinion of independent counsel selected by HSBC Finance, will become obligated to pay Additional Amounts (as described herein under the heading "Description of the New Notes—Payment of Additional Amounts") with respect to the new notes offered hereby, then HSBC Finance may at its option redeem, as a whole, but not in part, the new notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

European Union Savings Tax Directive

        Under Council Directive 2003/48/EC regarding the taxation of savings income, a Member State is required to provide to the tax authorities of another Member State details of payments of interest (and other similar income) paid by a person within the jurisdiction of the first Member State to an individual resident in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

        The European Commission has published proposals for amendments to Council Directive 2003/48/EC, which, if implemented, would amend and broaden the scope of the requirements above.

BOOK-ENTRY PROCEDURES

        The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank, S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. HSBC Finance takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised HSBC Finance that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants who are receiving notes pursuant to the exchange offer with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Holders of the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Holders of the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, HSBC Finance and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither HSBC Finance, the Trustee nor any agent of HSBC Finance or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised HSBC Finance that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or HSBC Finance. Neither HSBC Finance nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and HSBC Finance and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised HSBC Finance that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if (a) DTC notifies HSBC Finance that it is unwilling or unable to continue as depositary for the Global Notes or (b) DTC has ceased to be a clearing agency registered under the Exchange Act, and in each case HSBC Finance fails to appoint a successor depositary.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        HSBC Finance will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. HSBC Finance will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. HSBC Finance expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of the material U.S. federal income tax consequences to beneficial owners of old notes of (i) the exchange of old notes for new notes pursuant to the exchange offer and (ii) the acquisition, ownership, and disposition of the new notes. This summary is based on the U.S. federal income tax laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change or differing interpretation, possibly with retroactive effect. This summary is limited to exchanging beneficial owners of old notes that have held the old notes, and will hold the new notes, as "capital assets" within the meaning of section 1221 of the Code. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular beneficial owner of old notes or new notes or to certain types of beneficial owners of old notes or new notes that might be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S corporations, dealers in securities or currencies, traders in securities electing to mark to market, pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities, beneficial owners that incurred or will incur indebtedness to purchase or carry the old notes or new notes, beneficial owners that hold the old notes or will hold the new notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or beneficial owners that have a "functional currency" other than the U.S. dollar). No ruling has been or will be requested from the IRS, and no assurances can be given that the IRS or a court considering these issues will agree with the positions or conclusions discussed below.

        ALL BENEFICIAL OWNERS OF OLD NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE OWNERSHIP OF NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. Holders

        The discussion under this heading applies to U.S. holders. A "U.S. holder" is a beneficial owner of old notes or new notes that is, for U.S. federal income tax purposes, (a) a citizen or resident of the United States as determined for U.S. federal income tax purposes, (b) a corporation, or other entity classified as a corporation for such purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (d) a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more "United States persons," as defined in the Code, have the authority to control all of the substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a "United States person" under applicable Treasury regulations.

The Exchange Offer

        The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. As a result, a U.S. holder will not be required to recognize any gain or loss as a result of an exchange of old notes for new notes. In addition, each U.S. holder will have the same tax basis and holding period in the new notes as it had in the old notes.

The New Notes

        Stated Interest.    The stated interest on the new notes will be taxed as ordinary interest income that is included in the U.S. holder's gross income in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Amortizable Bond Premium.    A U.S. holder that purchases a note for an amount that exceeds the sum of all amounts payable on the note after the purchase date other than stated interest will be considered to have purchased the note with amortizable bond premium equal to that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the note and may offset income otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method will also apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) a U.S. holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss that the U.S. holder would otherwise recognize on the sale, exchange, redemption or other disposition of the note.

        Market Discount.    A U.S. holder that acquires a note in a secondary market transaction for an amount that is less than, in general, its principal amount, will be treated as acquiring such note with "market discount" for U.S. federal income tax purposes in an amount equal to such difference, unless such difference is considered to be de minimis, as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other taxable disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis, although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry notes with market discount. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired on or after the first day of the taxable year to which such election applies and is irrevocable without the consent of the IRS. The tax basis in a note will be increased by the amount of market discount included in income as a result of such election. U.S. holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of notes with market discount.

        Disposition of a New Note.    Subject to the discussion above related to the market discount rules, the sale, exchange (other than pursuant to the exchange offer), redemption or other taxable disposition of a new note by a U.S. holder generally will result in capital gain or loss equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest, which would be treated as a payment of interest) and the U.S. holder's adjusted tax basis in the note immediately before the disposition. Capital gain or loss should be long-term capital gain or loss if at the time of the disposition the U.S. holder has held the new note for more than one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. For non-corporate U.S. holders, long-term capital gains generally are taxed at a preferential rate.

        Backup Withholding and Information Reporting.    Information reporting requirements apply to interest and principal payments made to, and to the proceeds of certain sales or other dispositions by, certain non-corporate U.S. holders. In addition, backup withholding is required on such payments unless a U.S. holder furnishes a correct taxpayer identification number (which for an individual is generally the individual's Social Security Number) and certifies on an IRS Form W-9, under penalties of perjury, that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The current backup withholding rate is 28%. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Any amounts withheld under the backup withholding rules may be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

        The following discussion applies to a beneficial owner of a note that is neither a U.S. holder (as defined above) nor a partnership or an entity or arrangement classified as a partnership for U.S. federal tax purposes (a "non-U.S. holder").

        U.S. Federal Withholding Tax on Payments of Principal and Interest on the New Notes.    Under current U.S. federal income tax law, and subject to the discussion below under "Backup Withholding and Information Reporting," U.S. federal withholding tax should not apply to payments by us or our exchange agent (in its capacity as such) to a non-U.S. holder of principal of and interest on the new notes, provided that in the case of interest the non-U.S. holder:

  •
  does not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership (as provided in the Code);

  •
  is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

  •
  provides a signed written statement, on an IRS W-8BEN (or other applicable form) which can reliably be related to it, certifying under penalties of perjury that it is not a "United States person" within the meaning of the Code and providing its name and address to: (1) us or our exchange agent; or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the non-U.S. holder's new notes on the holder's behalf and that certifies to us or our exchange agent under penalties of perjury that it, or the bank or financial institution between it and the holder, has received from it its signed, written statement and provides us or our exchange agent with a copy of this statement.

        The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to it will be subject to 30% U.S. federal withholding tax unless it provides us or the exchange agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on its new notes is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States, subject to tax as described below, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

        Disposition of a New Note.    Generally, any gain recognized by a non-U.S. holder on the sale, exchange (other than pursuant to the exchange offer), redemption or other taxable disposition of a new note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under "U.S. Federal Withholding Tax on Payments of Principal and Interest on the New Notes" above) will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

        Effectively Connected Income.    If interest, gain or other income recognized by a non-U.S. holder on a new note is "effectively connected" with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will not be subject to the withholding tax discussed above if the non-U.S. holder provides us with a properly completed and executed IRS Form W-8ECI, but the non-U.S. holder generally will be subject to U.S. federal income tax on the interest, gain or other income as if it were a United States person (as defined in the Code). See "U.S. Holders," above. In addition to this U.S. federal income tax, if the non-U.S. holder is a corporation, it may be subject to an additional branch profits tax.

        Backup Withholding and Information Reporting.    Backup withholding does not apply to payments of interest and principal made to, and the proceeds of a sale or other disposition by, a non-U.S. holder if such non-U.S. holder certifies (on IRS Form W-8BEN or other appropriate form) its non-U.S. holder status. However, information reporting on IRS Form 1042-S will generally apply to payments of interest. Information reporting (but generally not backup withholding) may also apply to payments made outside the United States, and payments on the sale, exchange, redemption, or other disposition of a new note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes,

  •
  a United States person;

  •
  a controlled foreign corporation;

  •
  a U.S. branch of a foreign bank or foreign insurance company;

  •
  a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

  •
  a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

unless such payor has in its records documentary evidence that the beneficial owner is not a U.S. holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of old notes for new notes, and with the holding and, to the extent relevant, disposition of new notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

        General Fiduciary Matters.    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the exchange of old notes for new notes and the holding and, to the extent relevant, disposition of new notes with a portion of the assets of a Plan, a fiduciary should determine whether such exchange, holding or disposition is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Prohibited Transaction Issues.    Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        The exchange of old notes for new notes or the holding or disposition of new notes by an ERISA Plan with respect to which HSBC Finance (or certain of our affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless such exchange, holding or disposition is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange of old notes for new notes and the holding and disposition of new notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of an ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the old notes are exchanged for new notes, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the old notes should not be exchanged, for new notes and the new notes should not be acquired or held by any person investing "plan assets" of any Plan, unless none of such exchange, acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

        Representation.    Each acquiror of new notes in exchange for old notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to exchange old notes for new notes or to acquire or hold new notes constitutes assets of any Plan or (ii) neither the exchange of old notes for new notes nor any of the acquisition, holding or disposition of new notes will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of old notes for new notes or the acquisition of new notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such exchange or acquisition and whether an exemption would be applicable to the exchange of old notes for new notes or the acquisition of new notes. The exchange of any old notes for new notes with any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2011, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        New notes received by broker-dealers for their own account pursuant to the exchange may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The legality of the new notes will be passed upon for HSBC Finance by Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance. Sidley Austin LLP, Chicago, Illinois has acted as special tax counsel to HSBC Finance in connection with tax matters related to the issuance of the new notes. Mr. Forde is an officer of HSBC Finance and owns equity securities of HSBC Holdings.

EXPERTS

        The consolidated financial statements of HSBC Finance as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, which are included in our Current Report on Form 8-K filed with the SEC on May 27, 2011, which provides supplemental information to our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 The Exchange Agent for the exchange offer is:

Global Bondholder Services Corporation

By Mail, Overnight Courier or Hand Delivery: Global Bondholder Services Corporation 65 Broadway—Suite 404 New York, New York 10006 Attn: Corporate Actions	By Facsimile (for eligible institutions only): (212) 430-3775/3779 (provide call-back telephone number on fax cover sheet for confirmation) Confirm by Telephone: (212) 430-3774

The Information Agent for the exchange offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866) 612-1500

        Questions and requests for assistance related to the exchange offer or for additional copies of this prospectus may be directed to the Information Agent at the telephone number and address listed above.

        You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or "DGCL," empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

        Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        Article VIII of the Restated Certificate of Incorporation of HSBC Finance provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for all persons that it may indemnify thereto. HSBC Finance has purchased liability policies which indemnify HSBC Finance's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

        For the undertaking with respect to indemnification, see Item 22 herein.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Document
4.1	Indenture for Senior Subordinated Debt Securities dated as of December 17, 2008 between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, Registration No. 333-156219 filed December 17, 2008).
4.2
First Supplemental Indenture, dated as of December 3, 2010, supplementing the Indenture designated as Exhibit 4.1 (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 9, 2010).
4.3*	Form of the new 6.676% notes due 2021.
4.4
Registration Rights Agreement, dated December 3, 2010, by and among HSBC Finance Corporation and HSBC Securities (USA) Inc. (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 9, 2010).
4.5*	Registration Rights Agreement, dated December 13, 2010, by and among HSBC Finance Corporation and HSBC Securities (USA) Inc.
5.1*	Opinion and consent of Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance Corporation.
8.1*	Opinion and consent of Sidley Austin LLP as to tax matters.
12.1*	Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.	Document
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance Corporation, is contained in his opinion (Exhibit 5.1).
23.3*	Consent of Sidley Austin LLP is contained in their opinion (Exhibit 8).
24.1*	Power of Attorney (included on signature page).
25.1
Statement of eligibility and qualification of The Bank of New York Mellon Trust Company, N.A. under the Indenture for Senior Subordinated Debt Securities dated as of December 17, 2008 between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 25.7 to the Company's Registration Statement on Form S-3, Registration No. 333-156219 filed December 17, 2008).
99.1*	Form of Letter of Transmittal.

*
Filed herewith

        (b)   Financial Statement Schedules

        All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mettawa, and State of Illinois, on the 31st day of May, 2011.

HSBC FINANCE CORPORATION
By:	/s/ M. A. REEVES M. A. Reeves Executive Vice President and Chief Financial Officer

        Each person whose signature appears below constitutes and appoints P.D. Schwartz, M.J. Forde and V.F. Stach, and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 31st day of May, 2011.

Signature	Title

/s/ P.J. BURKE (P.J. Burke)	Chief Executive Officer and Director
/s/ M. A. REEVES (M. A. Reeves)	Executive Vice President and Chief Financial Officer
/s/ E. K. FERREN (E. K. Ferren)	Executive Vice President and Chief Accounting Officer
/s/ N. S. K. BOOKER (N. S. K. Booker)	Director, Chairman of the Board
/s/ R. K. HERDMAN (R. K. Herdman)	Director
/s/ G. A. LORCH (G. A. Lorch)	Director
/s/ S. MINZBERG (S. Minzberg)	Director
/s/ B. R. PEREZ (B. R. Perez)	Director
/s/ L. M. RENDA (L. M. Renda)	Director

INDEX TO EXHIBITS

Exhibit No.	Document
4.1	Indenture for Senior Subordinated Debt Securities dated as of December 17, 2008 between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, Registration No. 333-156219 filed December 17, 2008).
4.2
First Supplemental Indenture, dated as of December 3, 2010, supplementing the Indenture designated as Exhibit 4.1 (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 9, 2010).
4.3*	Form of the new 6.676% notes due 2021.
4.4
Registration Rights Agreement, dated December 3, 2010, by and among HSBC Finance Corporation and HSBC Securities (USA) Inc. (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 9, 2010).
4.5*	Registration Rights Agreement, dated December 13, 2010, by and among HSBC Finance Corporation and HSBC Securities (USA) Inc.
5.1*	Opinion and consent of Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance Corporation.
8.1*	Opinion and consent of Sidley Austin LLP as to tax matters.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance Corporation, is contained in his opinion (Exhibit 5.1).
23.3*	Consent of Sidley Austin LLP is contained in their opinion (Exhibit 8).
24.1*	Power of Attorney (included on signature page).
25.1
Statement of eligibility and qualification of The Bank of New York Mellon Trust Company, N.A. under the Indenture for Senior Subordinated Debt Securities dated as of December 17, 2008 between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 25.7 to the Company's Registration Statement on Form S-3, Registration No. 333-156219 filed December 17, 2008).
99.1*	Form of Letter of Transmittal.

*
Filed herewith